Exhibit 10


                                     [Commonwealth Associates, L.P. Letterhead]




                                                                   June 18, 2002

Bio-Plexus, Inc.
129 Reservoir Road
Vernon, Connecticut 06066
Attn:  President


Gentlemen:

          You have advised us that Bio-Plexus, Inc., a Delaware corporation (the "Company") proposes to privately offer and sell, to accredited investors only, up to 25 Units (subject to an increase of another ten (10) Units to cover over-allotments, each Unit (together, the "Units" and individually, a "Unit") consisting of (i) a $100,000 Senior Subordinated 7% Non-Convertible Promissory Note (together, the "Notes" and individually, a "Note") and (ii) warrants to purchase 50,000 shares of common stock, par value $.001 per share (the "Common Stock") of the Company (together, the "Warrants" and individually, a "Warrant"), for an aggregate purchase price of $2,500,000 (subject to an increase of an additional $1,000,000 to cover over-allotments), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act") or other appropriate exemption (the "Offering"). The offering will be on a "best efforts" basis as to all or a portion of the Offering. The Offering shall terminate when all Units have been sold, which shall be no later than July 31, 2002, unless extended by the Company.

          The purpose of this agreement (the "Agreement") is to set forth the terms pursuant to which the Company hereby engages Commonwealth Associates, L.P. ("Commonwealth") as its exclusive placement agent, until such time as all Units have been sold, which shall be no later than July 31, 2002, to assist the Company in arranging the offer and sale of the Units.

               1. (a) The Company hereby appoints Commonwealth as the Company's exclusive agent from the date hereof through such time as all of the Units shall have been sold, which shall be no later than July 31, 2002, for the purpose of assisting the Company in finding purchasers for the Units for the account and risk of the Company through the private offerings herein contemplated. Subject to the terms and conditions contained in this Agreement, and Commonwealth's assessment of the prevailing conditions of the Company's business, the evaluation of its products and services, the market for its securities, and market, economic and business conditions generally, Commonwealth hereby accepts such appointment. The Company expressly acknowledges and agrees that Commonwealth's obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by Commonwealth to purchase the Units and does not ensure the successful placement of the Units or any portion thereof.

                    (b) The Company agrees that during the term of this


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Agreement, neither the Company nor any person authorized to act on the Company's behalf will offer the Units for sale to, or solicit any offers to purchase the Units from, or except as Commonwealth may specifically request, otherwise approach or negotiate in respect thereof with, any person or persons. In the event, however, that the Company, during the term of this Agreement and for a 1-year period thereafter, obtains any financing (an "Introduced Party
Financing") from any person or entity introduced by Commonwealth prior to the closing or rightful termination of the Offering (an "Introduced Party"), the Company shall pay Commonwealth the fees, and grant the warrants set forth in
Section 5 below. Neither the Company nor any person authorized to act on the Company's behalf will, directly or indirectly, take any action that would prevent the Offering from complying with the requirements of all applicable securities laws or render unavailable any exemption from the registration provisions of the Act relied upon in making any offer or sale of the Units, or the state securities or "blue sky" laws of jurisdictions in which the Units will be offered.

                    (c) Commonwealth agrees to make offers and sales of the Units (i) only in such jurisdictions in which Commonwealth is a registered broker-dealer or where an applicable exemption from such registration exists; and (ii) only in accordance with this Agreement and in compliance with the provisions of Rule 506 of Regulation D and applicable state securities laws (to the extent applicable to Commonwealth) (provided that Commonwealth shall be entitled to reasonably rely upon the information and statements provided by the Prospective Investor in the Securities Purchase Agreement and Investor Questionnaires), and Commonwealth will furnish to each investor a copy of the Offering Documents prior to accepting any subscription for the Units. Subject to the first sentence of this paragraph (c), Commonwealth represents and warrants to the Company that it has all licenses and registrations required and/or necessary to act as placement agent for the Units and to carry out its obligations hereunder.

               2. In connection with Commonwealth's activities pursuant to this Agreement, the Company will furnish Commonwealth with all information (the "Information") concerning the Company and its subsidiaries which Commonwealth may reasonably request, and will provide Commonwealth reasonable access to the Company's officers, directors, accountants and counsel. The Company acknowledges that in rendering its services hereunder, Commonwealth will be using and relying on the Information. The Company represents and warrants that the Information and the information contained in the Securities Purchase Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Commonwealth agrees to hold all of the Information which is confidential and proprietary to the Company in confidence and will use such information only in furtherance of the transactions contemplated herein.

               3. The Company shall prepare or cause to be prepared such subscription agreements, other documentation (including, without limitation, subscription agreements, warrants, notes, security agreements and certificates), all of which shall be in form and substance reasonably satisfactory to Commonwealth, as Commonwealth may reasonably request in connection with the Offering. As a condition to the Closing of the Offering, the Company shall also deliver to Commonwealth and the purchasers of the Units such instruments, documents and certificates as Commonwealth may request in order to evidence the truth, accuracy and completeness of the Information and the information contained in the Securities Purchase Agreement, the Company's authority to make


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the Offering, the validity, legality and enforceability of the Units and the various instruments, documents and agreements executed in connection with the Offering and such other matters as Commonwealth may reasonably request. The Securities Purchase Agreement and all other documents prepared by the Company in connection with the Offering and the closing of the Offering are hereinafter referred to as the "Offering Documents".

               4. The Company will endeavor in good faith, in cooperation with Commonwealth and its counsel, to qualify, to the extent required by applicable law, the sale of the Units for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as Commonwealth may designate, and the Company will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Units. In each jurisdiction where the Units shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

               5. For acting as agent in connection with the Offering, the Company hereby agrees to pay to Commonwealth upon the closing of the Offering (including the sale of any Units reserved for over-allotment), a cash fee (the "Fee") equal to eight percent (8%) of the gross proceeds of the Offering. In the event of an Introduced Party Financing pursuant to Section 1(b) hereof, the Company hereby agrees (i) to pay to Commonwealth the Fee; and (ii) to issue to Commonwealth a warrant (the "Agent Warrant") to purchase ten percent (10%) of the number of shares of Common Stock (or, in the case of convertible securities, the Common Stock issuable upon conversion or exercise of the convertible securities) issued or issuable, as the case may be, to the Introduced Party in the Introduced Party Financing, at an exercise price and pursuant to terms to be mutually agreed upon by the parties.

               6. The Company shall also reimburse Commonwealth for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and disbursements of Commonwealth's legal counsel and its due diligence expenses.

               7. The Company agrees to indemnify and hold harmless Commonwealth, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls Commonwealth within the meaning of Section l5 of the Act or Section 20(a) of the Securities Exchange Act of l934, as amended (the "Exchange Act"), against any and all losses, claims, damages, obligations, penalties, judgments, settlements, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Commonwealth is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (a) any untrue statement or alleged untrue statement of a material fact contained in, or omissions from the Offering Documents, including any amendment thereof or supplement thereto, or similar statements or omissions in or from any other information furnished by the Company to Commonwealth or any prospective purchaser of the Units in the Offering; (b) violations or breaches of any representation, warranty, covenant or agreement contained or incorporated in the


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Agreement or in any instrument, document, agreement or certificate delivered by the Company to Commonwealth or any prospective purchaser of the Units in the Offering; (c) Commonwealth's acting for the Company, including, without limitation, any act or omission by Commonwealth in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement, other than as set forth below; and (d) the Offering. The Company also agrees that Commonwealth shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Commonwealth, (i) except as provided below with respect to Commonwealth's obligations to indemnify to the Company; and (ii) where such loss has been judicially determined to be primarily due to Commonwealth's gross negligence or willful misconduct.

               These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Commonwealth or the persons indemnified below in this sentence and shall extend to the following:
Commonwealth, its affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents and controlling persons of any of them. All references to Commonwealth in these indemnification provisions shall be understood to include any and all of the foregoing.

               If any action, suit, proceeding or investigation is commenced, as to which Commonwealth proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure or delay by Commonwealth to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that the Company has been prejudiced by the failure or delay, and the Company shall have the right to assume the defense of such action. Commonwealth shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to Commonwealth to have charge of the defense of such action or Commonwealth shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Any such counsel of Commonwealth shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not, without the prior written consent of Commonwealth, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Commonwealth of an unconditional release from all liability in respect of such claim. Anything in this paragraph 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

               Commonwealth agrees to indemnify and hold harmless the Company,


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its officers, directors, partners, employees, agents, and counsel, and each person, if any, who control the Company within the meaning of Section l5 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to Commonwealth, but only with respect to statements, if any, made in the Offering Documents, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Commonwealth concerning Commonwealth expressly for inclusion in the Offering Documents, or any amendment or supplement thereto and violations or breaches of any representation, warranty, covenant or agreement contained or incorporated in the Agreement, provided, however, that Commonwealth 's obligations to provide indemnification hereunder shall be limited to the fees actually received by Commonwealth pursuant to this Agreement. If any action shall be brought against the Company in respect of which indemnification may be sought against Commonwealth pursuant hereto, Commonwealth shall have the rights and duties given to the Company above, and the Company shall have the rights and duties so given to Commonwealth.

               In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Commonwealth, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, Commonwealth, on the other hand, and also the relative fault of the Company, on the one hand, and Commonwealth, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Commonwealth, shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Commonwealth pursuant to the Agreement.

               Neither termination nor completion of the engagement of Commonwealth referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect.

               8. (a) The agency created hereby shall remain in effect until such time as the all Units have been sold, which shall be no later than July 31, 2002. Commonwealth may terminate the agency created hereby for any reason at any time upon written notice to the Company.

                    (b) Neither party shall have any liability or continuing obligation to the other upon termination of the agency created hereby in accordance with paragraph 8(a) except that (i) the Company agrees to reimburse Commonwealth for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in paragraph 6 above, and (ii) the provisions of paragraph 1(b) and the Indemnification Provisions in paragraph 11 shall remain in full force and effect; provided further, that in the event the Company, within 60 days from the date of this Agreement, consummates any merger,


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acquisition or like transaction, Commonwealth shall be entitled to receive 3% of the total consideration received by the Company and its stockholders in the event of such a transaction. In the event Commonwealth arranges the sale of any Units under this Agreement, paragraphs 1(b), 5, 6, 7 and 8 shall survive the termination of this Agreement.

                    9. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, or telexed or telegraphed and confirmed by letter, to the party to whom it is addressed at the address set forth above. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

                    10. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided, that the rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

                    11. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be fully performed therein.

                    If the foregoing correctly sets forth our agreement, please sign two copies of this letter in the space provided below and return same to us.

                                   Very truly yours,

                                   COMMONWEALTH ASSOCIATES, L.P.

                                   By: /s/ Joe Wynne
                                       -----------------------------------
                                       Name:    Joe Wynne
                                       Title:   Chief Financial Officer


Confirmed and Agreed to
this day of June 18, 2002

BIO-PLEXUS, INC.


John S. Metz
---------------------------
Name: John S. Metz
Title:   President